                                                                 EXHIBIT 10(h)




                      SENSORMATIC ELECTRONICS CORPORATION

             SENIOR EXECUTIVE DEFINED CONTRIBUTION RETIREMENT PLAN

                            Effective March 1, 1994

   1. Purpose. The purpose of this Senior Executive Defined Contribution Retirement Plan (the "Plan") is to aid the Company in retaining the services of certain officers and to avoid the substantial financial loss that the Company would incur were such officers to leave the Company and enter the employment of a competitor. Specifically, the Plan provides a means whereby such officers may receive retirement benefits from the Company, which benefits could also be payable to the officers or their designated beneficiaries in the event of death or disability, in return for continued service to the Company and other valuable consideration, subject to and in accordance with an agreement with the Company as provided for in this Plan.

   2.  Effective date.  The Plan shall commence as of March 1, 1994.

   3. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or a committee thereof.
The Board of Directors or such committee shall have full power to interpret the provisions of the Plan and the respective Senior Executive Defined Contribution Retirement Agreements ("Agreements") under the Plan, and to establish and amend rules and regulations for administration of the Plan and such Agreements. All actions of the Board of Directors or such committee with respect to the Plan or any Agreement shall be taken by a majority of its members then in office. Any action may be taken by a written instrument signed by a majority of the members of the Board of Directors or such committee and an action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The determination of the Board of Directors or a committee thereof with respect to any matter under the Plan or any matter under any Agreement to be acted upon by the Board of Directors or a committee thereof shall be conclusive and binding. The Board of Directors, or if a committee thereof is designated by the Board of Directors to administer the Plan, such committee, is hereby designated as the Named Fiduciary of the Plan within the meaning of the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, if applicable.

   4. Eligibility and Selection. Only officers of the Company and its subsidiaries (including participants in the Company's Salary Continuation Plan) with one or more Years of Employment (as such term is defined in the respective Agreements) are eligible to receive benefits under the Plan. The chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof, shall from time to time determine which of the officers of the Company and its subsidiaries shall participate in the Plan.


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
The amounts and terms of the benefits under the Plan shall be determined for each participant so selected on a case by case basis by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof.

   5. Benefit Determination. At the date of a participant's attaining "Normal Retirement Age", or upon the participant's "Normal Retirement", as defined in
Section 7 hereof, a calculation shall be made to determine the annual benefit to be paid monthly to the participant over a fifteen-year period based on the lesser of an annual benefit previously targeted for the participant or the annual benefit which could be paid out of a theoretical investment account of the participant, the annual yield of which shall be determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof, subject to the vesting provisions of Section 8 hereof. The annual targeted benefit to be paid to a selected participant under the Plan may be increased, in some cases, on a case by case basis over the term of the participant's participation in the Plan, if so determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof. Participants entering the Plan at age 50 or over will have a lower annual targeted benefit than other participants to the extent there is insufficient time to amortize current annual cost and to accumulate the theoretical investment yield which would result in a higher targeted benefit upon Normal Retirement attaining Normal Retirement Age. Participants attaining age 55 generally will not be considered for target benefit increases to the extent there is insufficient time to amortize current annual cost and to accumulate the theoretical investment yield which would result in higher targeted benefits. The actual benefits received shall be subject to the express provisions of the respective Agreements as fixed from time to time by the chief executive officer of the Company subject to the approval of the Board of Directors or a committee thereof.

   6. Participation; Agreements. The terms and conditions of an eligible officer's participation in the Plan shall be set forth in such officer's Agreement (the "Officer's Agreement"), which shall be in substantially the form of Exhibit A annexed hereto and made a part of this Plan or in such other form as shall be determined by the Board of Directors or a committee thereof.

   7. "Normal Retirement Age"; "Normal Retirement". For purposes of this Plan, "Normal Retirement Age" shall mean the age of sixty (60), and "Normal Retirement" shall mean the Officer's retirement or other termination of employment with the Company (other than involuntary termination for cause as contemplated by paragraph c of Section 4 of the Officer's Agreement) on or after the day the Officer attains Normal Retirement Age.

   8. Vesting. (a) The rights of the Officer to receive the full amounts payable under this Plan shall vest as follows:

                                                            Percentage
    Years of Service                                          Vested
    ----------------                                        ----------
Less than 3 Years of Service (as defined below)                0%
3 Years of Service or more, but less than 4                   15%
4 Years of Service or more, but less than 5                   20%
5 Years of Service or more, but less than 6                   25%
6 Years of Service or more, but less than 7                   30%
7 Years of Service or more, but less than 8                   35%
8 Years of Service or more, but less than 9                   40%
9 Years of Service or more, but less than 10                  45%
10 Years of Service or more, but less than 11                 50%
11 Years of Service or more, but less than 12                 60%
12 Years of Service or more, but less than 13                 70%
13 Years of Service or more, but less than 14                 80%
14 Years of Service or more, but less than 15                 90%
15 Years of Service or more                                  100%


The Officer's "Vested Interest" shall be a percentage equal to the Officer's Percentage Vested under the above table as of the time of the termination of the Officer's employment with the Company, provided, however, that if at the time of the - Officer's Normal Retirement the Officer shall have ten or more Years of Employment (as hereinafter defined), the Officer's Vested Interest shall be 100% notwithstanding the above table. Notwithstanding the vesting of any rights of the Officer hereunder, the receipt of any benefit by the Officer shall be subject to the terms and conditions of the Officer's Agreement and to compliance by the Officer with his obligation thereunder.

   (b) For purposes of this Section 8: (i) a "Year of Employment" shall mean a fiscal year of the Company during which the Officer performed not less than 1,000 hours of service for the Company; and (ii) periods during which the Officer is subject to a Disability within the meaning of Section 11 hereof or on a leave of absence authorized under Section 12 of the Officer's Agreement shall be deemed periods during which the Officer was actively employed by the Company and performing 8 hours per work day of such service, but only if, at the end of such period of Disability or such leave, the Officer returns to full-time employment with the Company (unless any failure to return is caused by the failure of the Company to offer the Officer a position comparable to that held by him prior to such period or leave, or by the nature of any such Disability), or the Officer retires upon reaching Normal Retirement Age or dies. A "Year of Service", for the purposes of the above vesting schedule, shall mean a Year of Employment following the date first above written, provided, that if the Officer had any Years of Employment prior to the date first above written, the Officer shall be credited with an additional Year of Service, on a year by year basis, for each actual Year of Service following the date first above written, up to a maximum number of such additional years equal to the number of the Officer's Years of Employment prior to the date first above written).

   (c) For all purposes of this Plan, Officer's employment by or periods of service with the Company shall be deemed to include Officer's employment by or periods of service with (i) any direct or indirect wholly-owned subsidiary of the Company during the period that such subsidiary is wholly-owned, and (ii) any other subsidiary of the Company designated by the Board of Directors, or a committee thereof, during the period specified by the Board of Directors in making such designation.

   (d) Notwithstanding any contrary provision of this Section 8, in the event that the Officer is actively employed by the Company or is deemed to be actively employed by the Company pursuant to the preceding paragraphs of this
Section 8, at the time that any "non-approved" Change in Control (as such terms are defined in Section 18 of the Officer's Agreement) occurs, following such "non-approved" Change in Control, the annual benefit payable monthly to the Officer under this Section 8 shall be equal to the target benefit provided for in the Officer's Agreement and any amendment thereto (the "Target Benefit"), and the Officer's Vested Interest shall be deemed to be 100%, irrespective of the amount credited to the Officer's Account or the number of Years of Service credited to the Officer.

   9. Death or Disability. (a) In the event the Officer should die after payments due under this section have begun, but before all such payments have been made, the Company shall make the remaining monthly payments to the person(s) to whom payments would be made pursuant to Section 2 of the Officer's Agreement.





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
   (b) Notwithstanding any contrary provision, in the event that the Officer becomes entitled to receive death or Disability payments pursuant to Section 10 or Section 11 hereof before becoming entitled to receive payments pursuant to
Section 8, the provisions of Section 10 or Section 11 hereof, as the case may be, shall be controlling in the event of any conflict with the provisions of
Section 8. In no event shall the Officer be entitled to receive benefits under more than one of Sections 8, 10 and 11.

   10.   Death Benefit.

         (a)  In the event of the death of the Officer before payments under
Section 8 or Section 11 hereof have begun, subject to the terms and conditions of this Plan and the Officer's Agreement, the Company shall make equal monthly payments for fifteen (15) years from the first day of the month immediately following the date of such death each in an amount equal to (i) the Target Benefit, if the Officer is or is deemed to be actively employed by the Company at the time of death, or (ii) the amount determined pursuant to Section 8 hereof, if the Officer is not so employed or deemed to be so employed. Such payments shall be made by the Company to such person(s) as the Officer may designate in the Officer's Agreement. In the event the Officer shall fail to designate a recipient prior to his death, the payments shall be made to the Officer's estate.

         (b)  Notwithstanding anything to the contrary contained in this
Section 10, the benefits provided for under this Section 10 shall not be payable in the event that the Officer's death results from suicide, whether sane or insane, within two (2) years after the date of participation in this Plan or, if later, two (2) years after the date of issuance of any policy of life insurance purchased by the Company to fund its obligations under the Officer's Agreement.

   11.   Disability.

         (a) In the event of the Disability of the Officer while he is actively employed by the Company and prior to his Normal Retirement, the Officer shall be entitled to receive, in lieu of the payments provided for in
Section 5 hereof, 180 monthly payments each to be made in an amount equal to 1/12th of the annual Target Benefit, irrespective of the amount credited to the Officer's Account or the Officer's Vested Interest. At the discretion of the Board of Directors or a committee thereof, taking into account the economic circumstances of the Officer at the time of such Disability occurs and thereafter, such payments shall begin, subject to the terms and conditions of this Plan and the Officer's Agreement, on the first day of the month immediately following the month in which either (i) the Officer becomes subject to a Disability or (ii) the Officer attains Normal Retirement Age, or at such other time prior to the Officer's attaining Normal Retirement Age as may be determined by the Board of Directors or a committee thereof. Notwithstanding the foregoing sentence, in the event that payments pursuant to this paragraph "(a)" have not begun at the time that any "non-approved" Change in Control occurs, such payments shall begin on the first day of the first month immediately following the month in which such Change in Control occurs.

         (b) For the purposes of this Agreement, "Disability" shall mean a total disability as defined in the Officer's Agreement, unless the company has purchased a life or other insurance policy to informally fund its obligations to the Officer under the Plan and said Agreement and such insurance policy contains a different definition of total disability, in which event "Disability" shall be defined as defined for purposes of such policy. Payment of benefits under this Section 11 shall be subject to the additional conditions and exclusions set forth in the Officer's Agreement or in the applicable policy. The Officer shall not be considered to be totally disabled unless he furnishes proof of the existence of such disability in such form and manner, and at such times, as may be required by the Board of Directors or a committee thereof, and such proof shall be satisfactory to the Board of Directors or a committee thereof. The determination by the Board of Directors or a committee thereof with respect to the existence of a Disability shall be conclusive and binding upon the Officer.

   12.   Conditions to Payment of Benefits.

         (a) The payment of benefits under this Plan shall be conditioned upon the Officer's full compliance with the terms of this Plan and the Officer's Agreement.

   13.   Claims Procedure.

         (a) The claims procedure of this Agreement shall be implemented by the Board of Directors or a committee thereof designated by the Board of Directors (either being hereinafter referred to as the "Claims Committee").
The Officer, or his designated recipient(s), or his estate, or any other person claiming under under him, shall make a claim for the benefits provided under this Plan and the Officer's Agreement by delivering a written request for such benefits to the Claims Committee.

         (b) If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph "(c)" of this Section 13, shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the Claims Committee.

         (c) The Claims Committee shall provide to every claimant who is denied a claim for benefits written notice setting forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial, (ii) the specific reference or references to the provisions of this Plan or this Agreement upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary and
(iv) an explanation of the Plan's claim review procedure and the method of appeal from the decision, as set forth in paragraphs (d) and (e) of this
Section 13.

         (d) The purpose of the review procedure set forth in this paragraph and in paragraph (e) of this Section 13 is to provide a procedure by which a claimant under the Plan may have a reasonable opportunity to appeal a denial of a claim to the Claims Committee for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative may, by written application to the Claims Committee, request a review of the Claims Committee's decision. Such request may include a request to review any pertinent documents, and may include also a submission of issues and comments in writing. Any application for review of a decision denying a claim must be submitted to the Claims Committee within sixty (60) days after receipt by the claimant of written notice of the denial of his claim.

         (e) The Claims Committee's decision on review shall be given within sixty (60) days after receipt of the request for review, or, in the event that a hearing is deemed necessary by the Claims Committee or other special circumstances require an extension of the time for review, within one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the provisions of the Plan or Agreement provisions on which the decision is based. The final decision of the Claims Committee shall be conclusive and binding.

   14. Allocations to the Plan. At annual intervals or at such other intervals as may be determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof, the Company intends to tentatively credit an amount to the account of each Plan participant equal to that amount estimated by the Company to be required to be set aside annually in order to permit the payment, in accordance with the terms and conditions of the Agreements, of the targeted benefit for such participant based on current annual cost amortization and theoretical investment yield. Notwithstanding the foregoing, the amounts to be credited to the accounts of Plan participants may be reduced or omitted to the extent determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof, in light of the financial condition or capital requirements of the Company.

   Any amounts so credited to the account of any Plan participant which are not ultimately distributed to such participant (whether by operation of the vesting provisions of the applicable Agreement, over-allocation or otherwise) shall be re-allocated to the accounts of the other Plan participants to the extent required to provide for the payment in full of their respective targeted benefits pursuant to their respective Agreements, with any excess reverting to the Company, unless otherwise determined in any such case by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof, in his sole discretion.

   At annual intervals or such other intervals as are determined by the Board of Directors or a committee thereof the Company shall furnish each Plan participant with a statement of the total amount allocated to such participant's account and the amount of the allocation thereto made since the last such statement.

   15. Funding. Direct funding of the Company's obligations under the Plan is not required, but, unless otherwise determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof, the Company intends to obtain, if available, and to continue in effect at all times during their participation under the Plan, life insurance, for the benefit of the Company, on all officers participating in the Plan in amounts sufficient to provide funds for the payment or the reimbursement of payment of benefits which may become due and payable under the Plan. Said life insurance shall, at all times, be owned by the Company and shall be subject to the claims of the general creditors of the Company.

   16. Reports. Any committee administering the Plan shall submit reports to the Board of Directors, annually, and at such other times as may be requested by the Board of Directors, such reports to indicate (i) the amount of benefits paid to officers or their beneficiaries during the preceding year, (ii) to whom such payments were made, (iii) persons entitled to future benefits under the Plan and the amount of their respective target benefits, (iv) the inclusion in the Plan of any additional officer and (v) such other pertinent information with respect to the status of the Plan as the Board of Directors may require or such committee may deem appropriate.

   17. Amendment and Discontinuance. The Board of Directors may at any time amend, suspend, discontinue or terminate the Plan, provided, that no such amendment, suspension, discontinuance or termination shall affect the rights of any Plan participant under any Agreement to which such participant is a party, except to the extent provided for in such Agreement or that such participant expressly consents thereto in writing.





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
                                   EXHIBIT A


SENSORMATIC ELECTRONICS CORPORATION

SENIOR EXECUTIVE DEFINED CONTRIBUTION RETIREMENT AGREEMENT



   AGREEMENT, made as of this ___ day of _______, by and between Sensormatic Electronics Corporation, a Delaware corporation having its principal place of business at 500 N.W. 12th Avenue, Deerfield Beach, Florida 33442 (the "Company"), and __________ residing at ______________________________________
_________________________________________, (the "Officer").

W I T N E S S E T H:

   WHEREAS, the Officer has been employed by the Company for the requisite number of years, and is currently employed by the Company in the capacity of _____________________________;

   WHEREAS, the Company desires to retain the valuable services and business counsel of the Officer and to induce the Officer to remain with the Company;

   WHEREAS, the Officer is willing to continue in the employment of the Company provided the Company agrees to provide for certain benefits in the event of the Officer's retirement (or attaining normal retirement age, if no longer employed by the Company), death or disability, subject to and in accordance with the terms and conditions of this Agreement; and

   WHEREAS, the Officer has been designated by the Board of Directors of the Company (the "Board of Directors",) or a committee thereof as eligible for the Company's Senior Executive

Defined Contribution Retirement Plan (the "Plan"), in accordance with the terms and conditions of this Agreement;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

   1.  Retirement Benefit

   a. At the date of the Officer's attaining "Normal Retirement Age", or upon the Officer's "Normal Retirement", as defined in paragraph "d" hereof, a calculation shall be made to determine the monthly benefit to be paid to the Officer over a fifteen-year period based on the lesser of a benefit previously targeted for the participant or the benefit which could be paid out of a theoretical investment account of the Officer, the annual yield of which shall be determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof, subject to the vesting provisions of paragraph "e" hereof. The targeted benefit to be paid to the Officer under the Plan may be increased, in some cases, on a case by case basis over the term of the Officer's participation in the Plan, if so determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof. If the Officer entered into the Plan at age 50 or over, he will have a lower targeted benefit than other participants in the Plan to the extent there is insufficient time to amortize current annual cost and to accumulate the theoretical investment yield which would result in a higher targeted benefit upon Normal Retirement or upon attaining Normal Retirement Age. Participants attaining age 55 generally will not be considered for target benefit increases to the extent there is insufficient time to amortize current annual cost and to accumulate the theoretical investment yield which would result in higher targeted benefits. The actual benefits received shall be subject to the express provisions of the respective Agreements as fixed from time to time by the chief executive officer of the Company subject to the approval of the Board of Directors or a committee thereof.

     b. At annual intervals or at such other intervals as may be determined by the Board of Directors or a committee thereof, the Company intends to calculate an amount to the Officer's annual retirement benefit which would be paid to him monthly, in accordance with the terms and conditions of this Agreement. Set forth on Schedule A hereto is the Officer's current annual targeted benefit (the "Target Benefit"). Notwithstanding the foregoing, such benefit may be increased to the extent determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof.

   c. Subject to the terms and conditions of this Agreement and to the vesting schedule set forth in paragraph "d" of this Section 1, and subject to the de minimus provisions of paragraph "e" of Section 6, the Company shall make monthly payments to the Officer, for fifteen (15) years commencing on the first day of the month immediately following (i) the date of the Officer's Normal Retirement, if the Officer is actively employed by the Company immediately prior thereto, or (ii) the date on which the Officer attains Normal Retirement Age, if the Officer is not then actively employed by the Company, in an amount based on the lesser of (x) the Target Benefit multiplied by the Officer's Vested Interest and (y) the annual benefit which could be paid out of a theoretical investment account of the Officer, the annual yield of which shall be determined by the chief executive officer of the Company, subject to the approval of the Board of Directors or a committee thereof, multiplied by the Officer's Vested Interest. The amount of the monthly installments so payable to the Officer shall be paid over a period of 180 months.

   d. For purposes of this Agreement, "Normal Retirement Age" shall mean the age of sixty (60), and "Normal Retirement" shall mean the Officer's retirement or other termination of employment with the Company (other than involuntary termination for cause as contemplated by paragraph "c" of Section 4 hereof) on or after the day the Officer attains Normal Retirement Age.

   e. The rights of the Officer to receive the full amounts payable under this Agreement shall vest as follows:

                                                            Percentage
    Years of Service                                          Vested
    ----------------                                        ----------
Less than 3 Years of Service (as defined below)                 0%
3 Years of Service or more, but less than 4                    15%
4 Years of Service or more, but less than 5                    20%
5 Years of Service or more, but less than 6                    25%
6 Years of Service or more, but less than 7                    30%
7 Years of Service or more, but less than 8                    35%
8 Years of Service or more, but less than 9                    40%
9 Years of Service or more, but less than 10                   45%
10 Years of Service or more, but less than 11                  50%
11 Years of Service or more, but less than 12                  60%
12 Years of Service or more, but less than 13                  70%
13 Years of Service or more, but less than 14                  80%
14 Years of Service or more, but less than 15                  90%
15 Years of Service or more                                    100%

   The Officer's "Vested Interest" shall be a percentage equal to the Officer's Percentage Vested under the above table as of the time of the termination of the Officer's employment with the Company, provided, however, that if at the time of the Officer's Normal Retirement the Officer shall have ten or more Years of Service, the Officer's Vested Interest shall be 100% notwithstanding the above table. Notwithstanding the vesting of any rights of the Officer hereunder, the receipt of any benefit by the Officer shall be subject to the terms and conditions of this Agreement and to compliance by the Officer with his obligations hereunder.

   f. For purposes of this section 1: (i) a "Year of Employment" shall mean a fiscal year of the Company during which the Officer performed not less than 1,000 hours of service for the Company; and (ii) periods during which the Officer is subject to a Disability within the meaning of Section 3 hereof or on a leave of absence authorized under Section 12 hereof shall be deemed periods during which the Officer was actively employed by the Company and performing 8 hours per work day of such service, but only if, at the end of such period of Disability or such leave, the Officer returns to full-time employment with the Company (unless any failure to return is caused by the failure of the company to offer the Officer a position comparable to that held by him prior to such period or leave, or by the nature of any such Disability), or the Officer retires upon reaching Normal Retirement Age or dies. A "Year of Service" shall mean a Year of Employment whether occurring before or after the adoption of the Plan.

   g. For all purposes of this Agreement, the Officer's employment by or periods of Service with the company shall be deemed to include the Officer's employment by or periods of service with (i) any direct or indirect wholly-owned subsidiary of the Company during the period that such subsidiary is wholly-owned, and (ii) any other subsidiary of the Company designated by the Board of Directors during the period specified by the Board of Directors in making such designation.

   h. Notwithstanding any contrary provision of this Section 1, in the event that the Officer is actively employed by the Company or is deemed to be actively employed by the Company pursuant to paragraphs "f" or "g" of this
Section 1 at the time that any "non-approved" Change in Control (as such terms are defined in Section 18 hereof) occurs, following such "non-approved" Change in Control, the monthly benefit payable under paragraph "c" of this Section 1 shall be equal to the Target Benefit, and the Officer's Vested Interest shall be deemed to be 100%, irrespective of the amount credited to the Officer's theoretical account or the number of Years of Service credited to the Officer.

   i.  In the event the Officer should die after payments due under this
Section 1 have begun, but before all such payments have been made, the Company shall make the remaining monthly payments to the person(s) to whom payments would be made pursuant to Section 2 of this Agreement.

   j. Notwithstanding any contrary provision of this Section 1, in the event that the Officer becomes entitled to receive death or Disability payments pursuant to Section 2 or Section 3 hereof before becoming entitled to receive payments pursuant to this Section 1, the provisions of Section 2 or Section 3 hereof, as the case may be, shall be controlling in the event of any conflict with the provisions of this Section 1. In no event shall the Officer be entitled to receive benefits under more than one of Section 1, 2 and 3.

   2.  Death Benefits.

   a. In the event of the death of the Officer before payments under Section 1 or Section 3 hereof have begun, subject to the terms and conditions of this Agreement, the Company shall make equal 180 monthly payments from the first day of the month immediately following the date of such death each in an amount equal to (i) 1/12th of the annual Target Benefit, if the Officer is or is deemed to be actively employed by the Company at the time of death, or (ii) 1/12th of the annual benefit determined on the basis of or theoretical investment account of the Officer pursuant to paragraph "c" of Section 1 hereof, if the Officer is not so employed or deemed to be so employed. Such payments shall be made by the Company to such person(s) as the Officer may designate in Schedule B annexed hereto and made a part hereof. The Officer shall have the right to change the designated recipient(s) of these payments by presenting to the Company prior to his death a revised designation in the form, or substantially in the form, of Schedule B annexed hereto. In the event the Officer shall fail to designate a recipient prior to his death, the payments shall be made to the Officer's estate.

   b. Notwithstanding anything to the contrary contained in this Section 2, the benefits provided for under this Section 2 shall not be payable in the event that the Officer's death results from suicide, whether sane or insane, within two (2) years after the date of issuance of any policy of life insurance purchased by the Company to fund its obligations hereunder, provided that such policy is applied for no later than six months after the date first above written.

   3.  Disability.

   a. In the event of the Disability of the Officer while he is actively employed by the Company and prior to his Normal Retirement, the Officer shall be entitled to receive, in lieu of the payments provided for in Section 1 hereof, 180 monthly payments each to be made in an amount equal to 1/12th of the annual Target Benefit, irrespective of the amount credited to the Officer's theoretical investment account or the Officer's Vested interest. At the discretion of the Board of Directors or a committee thereof, taking into account the economic circumstances of the Officer at the time of such Disability occurs and thereafter, such payments shall begin, subject to the terms and conditions of this Agreement, on the first day of the month immediately following the month in which either (i) the Officer become subject to a Disability or (ii) the Officer attains Normal Retirement Age, or at such other time prior to the Officer's attaining Normal Retirement Age as may be determined by the Board of Directors or a committee thereof. Notwithstanding the foregoing sentence, in the event that payments pursuant to this paragraph "a" have not begun at the time that any "non-approved" Change in Control occurs, such payments shall begin on the first day of the first month immediately following the month in which such Change in Control occurs.

   b. For the purposes of this Agreement, "Disability" shall mean a total disability as defined in Appendix I hereto (provided that there is an Appendix I attached hereto) unless the Company has purchased an insurance policy to informally fund its obligations to the Officer under this Agreement and such insurance policy contains a different definition of total disability, in which event "Disability" shall be defined as defined for purposes of such policy (whether or not there is an Appendix I hereto). Payment of benefits under this
Section 3 shall be subject to the additional conditions and exclusions set forth in said Appendix I or in the applicable policy. In absence of an Appendix I and of such insurance policy, "Disability" shall mean "Disability" as defined in Title 42, Section 423(d) of the

United States Code, relating to Federal Old-Age, Survivors, and Disability Insurance Benefits. The Officer shall not be considered to be totally disabled unless he furnishes proof of the existence of such disability in such form and manner, and at such times, as may be required by the Board of Directors or a committee thereof, and such proof shall be satisfactory to the Board of Directors or a committee thereof. The determination by the Board of Directors or a committee thereof with respect to the existence of a Disability shall be conclusive and binding upon the Officer.

     4.  Conditions to Payment of Benefits.

     a. The payment of benefits under this Agreement is conditioned upon the Officer's full compliance with the term of this Agreement.

     b. The payment of benefits under this Agreement is further conditioned upon the Officer's not, at any time during his employment with the Company and during the two years after termination of his employment with the Company, directly or indirectly, anywhere in the United States of America or elsewhere in the world:

       (1) engaging in any activity for or on behalf of any person (including the Officer) or entity engaged in a competitive line of business to that carried on by the Company (which term for purposes of this paragraph "b" includes the Company's affiliates (including, without limitation, distributors, licensees, franchisees, subsidiaries and joint ventures)), which activity is the same as, similar to, or embraces the activities engaged in by the Officer during the Officer's employment with the Company;

       (2) soliciting or attempting to solicit business of any customers of the Company (including, during the Officer's employment with the Company, prospective customers to whom solicitation has been made on behalf of the Company and, after termination of Officer's employment with the Company, prospective customers to whom such solicitation has been made within one year prior to such termination) for products or services the same or similar to those offered, sold, produced or under development by the Company;

       (3) otherwise diverting or attempting to divert from the Company any business whatsoever;

       (4) soliciting or attempting to solicit for any business endeavor any employee of the Company; or

       (5) interfering with any business relationship between the Company and any other person.

     In the event that the Officer does not fulfill the conditions set forth above in this paragraph "b", all remaining benefits under this Agreement will be forfeited and the Company will have no further obligations under this Agreement to the Officer or any other person. Notwithstanding anything to the contrary contained in this paragraph "b", the provisions hereof shall not prevent the Officer from purchasing or owning up to two percent (2%) of the voting securities of any corporation, the stock of which is publicly traded. The provisions of this paragraph "b" shall have no further force or effect following termination of the Officer's employment with the Company which occurs after the occurrence of a "non-approved" Change in Control.

     c. Notwithstanding any contrary provision of this Agreement, in the event that the Officer's employment with the Company is terminated for cause, the Officer shall not be entitled to any benefits under this Agreement. For purposes of this Agreement, the Company shall be deemed to have terminated the Officer's employment with the Company for cause only if such termination is effected by reason of the conviction of the Officer for a felony under federal or state law relating to the assets, business or affairs Of the Company or by reason of fraud or misappropriation relating to the assets, business or affairs of the Company.

   5.  Claims Procedure.

   a. The claims procedure of this Agreement shall be implemented by the Board of Directors or a committee thereof designated by the Board of Directors (either being hereinafter referred to as the "Claims Committee"). The Officer, or his designated recipient (s) , or his estate, or any other person claiming under him, shall make a claim for the benefits provided under this Agreement by delivering a written request for such benefits to the Claims Committee.

     b. If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph "c" of this Section 5, shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the Claims Committee.

     c. The Claims Committee shall provide to every claimant who is denied a claim for benefits written notice setting forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial,
(ii) the specific reference or references to the provisions of the Plan or this Agreement upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary and (iv) an explanation of the Agreement's claim review procedure and the method of appeal from the decision, as set forth in paragraphs "d" and "e" of this Section 5.

     d. The purpose of the review procedure set forth in this paragraph and in paragraph "e" of this Section 5 is to provide a procedure by which a claimant under the Agreement may have a reasonable opportunity to appeal a denial of a claim to the Claims Committee for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative may, by written application to the Claims Committee, request a review of the Claims Committee's decision. Such request may include a request to review any pertinent documents, and may include also a submission of issues and comments in writing. Any application for review of a decision denying a claim must be submitted to the Claims Committee within sixty (60) days after receipt by the claimant of written notice of the denial of his claim.

     e.  The Claims Committee's decision on review shall be given within sixty
(60) days after receipt of the request for review, or, in the event that a hearing is deemed necessary by the Claims Committee or other special circumstances require an extension of the time for review, within one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the provisions of the Plan or Agreement provisions on which the decision is based. The final decision of the Claims Committee shall be conclusive and binding.

     6.  Funding.

     a. The Company's obligations under this Agreement shall be unfunded and the Company shall not be obligated under any circumstances to fund its obligations under this Agreement. The Company may, however, at its sole and exclusive option, fund this Agreement in whole or in part. No such funding arrangement shall impair or derogate from the Company's direct obligation to the Officer under this Agreement, provided, that the Officer shall in no event be entitled to receive duplicative payments of any amounts provided for hereunder or under the Plan.

     b. If the Company shall determine to provide funds for the payment or the reimbursement of payment of benefits under this Agreement, in whole or in part, the manner of such funding, and the continuance or discontinuance of such funding, shall be the sole and exclusive decisions of the Company, to be determined by or pursuant to the direction of the Board of Directors.

     c. If the Company shall determine to provide for the payment or reimbursement to it of funds to cover the costs to it of this Agreement, in whole or in part, by procuring, as owner, for its own benefit or that of an assignee, life insurance on the life of the Officer and/or disability insurance with respect to the Officer, the form and amount of such insurance shall be the sole and exclusive decisions of the Company, and the Officer shall have no interest in or right to acquire any such insurance policy which the company may have procured. (Nothing in this Agreement shall in any way restrict the right of the Company to borrow against any cash surrender value of any such life insurance policy, to transfer or assign its interest in any such policy or otherwise to exercise any rights of ownership with respect to any such policy.) The Officer hereby agrees to submit to medical examination, supply such information and execute such documents as may be required by the insurance company or companies to whom the Company may have applied for any such insurance, at any time or from time to time during the Officer's lifetime.

     d. Funding for partially vested benefits for terminated officers who have not reached Normal Retirement Age may be reduced by the Company to only permit funding of the vested portion of the target benefit, if the vested benefit exceeds $5,000 per year.

     e. De Minimus Rule: If the present value of the vested annual Target Benefit of an Officer, at the time of the termination of his employment with the Company, shall be less than $10,000, the Company, at its sole discretion, may pay the amount of said present value to the former participant in a lump-sum and, thereupon, all obligations to the former participant for Plan benefits hereunder and under the Plan shall cease.

     7.  Employment and Termination Rights.

     This agreement shall not be deemed to create a contract of employment between the Company and the Officer and shall create no right in the Officer to continue in the Company's employ for any specific period of time, or to create any other rights in the Officer or obligations on the part of the Company, except as are set forth in this Agreement. Nor shall this Agreement in any manner restrict the right of the Company at any time, with or without cause, to terminate the Officer's employment.

     8.  Amendment and Termination of Agreement.

     During the lifetime of the Officer, this Agreement may be amended or terminated at any time, in whole or in part, by the mutual written agreement of the parties.

     9.  Officer Right to Assets.

     Subject to the rights, if any, of the Officer under any arrangement which may be instituted by the Company as contemplated by paragraph "a" of Section 6 hereof, the rights of the Officer, any designated recipient(s) of the Officer, the estate of the Officer or any other person claiming through the

Officer under this Agreement shall be solely those of an unsecured general creditor of the Company. The Officer, any designated recipient(s) of the Officer, the estate of the Officer or any other person claiming through the Officer shall only have the right to receive from the Company those payments is specified under this Agreement or any such arrangement, if instituted. Except as expressly provided pursuant to any arrangement referred to in the first sentence of this Section 9, the Officer agrees that he, his designated recipient(s), his estate or any other person claiming through him shall have no rights or interest whatsoever in any asset of the Company, including any insurance policies or contracts which the Company may obtain to informally fund the obligations of the Company under this Agreement, and that any asset acquired by the Company in connection with the liabilities it has assumed under this Agreement shall not be deemed to be held under any trust for the benefit of the Officer or his designated recipient(s) or his estate or any other person claiming through him, or considered security for the performance of the obligations of the Company. Except as so provided, such asset shall be, and remain, a general, unpledged and unrestricted asset of the Company.

   10.   Independence of Benefits.

   The benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation, whether by salary, bonus or otherwise, payable to the Officer under any employment arrangements or plans other than the Plan, including group insurance plans, incentive compensation plans and other retirement plans, that now exist or may hereafter exist from time to time.

   11.   Acceleration of Payments.

   Notwithstanding anything to the contrary contained herein, the Company reserves the right, and may at any time at its option elect, to accelerate the payment of any benefits payable under this Agreement without the consent of the Officer, his designated recipient(s), his estate, or any other person claiming through the Officer. In the event that the Company elects to accelerate the payment of such remaining benefits, the Company shall pay to the Officer or other person entitled to such benefits, in lieu of the monthly payments remaining due, a lump sum equal to the present value of such remaining monthly payments, computed on the basis of such reasonable interest rate as shall be determined by the Board of Directors or a committee thereof.

   12.   Leaves of Absence.

   The Company may, in its sole and exclusive discretion, permit the Officer to take a leave of absence for a period not to exceed one (1) year, except that a leave of absence for a disability may be allowed for a period in excess of one
(1) year. During such authorized leave, or the period of a Disability, the Officer will still be considered to be in the continuous active employment of the Company to the extent and subject to the conditions provided in paragraph "f" of Section 1 hereof.

   13.   Assignability.

   Except insofar as this provision may be contrary to applicable law, and except as provided for herein, neither this Agreement nor any benefits under or interests in this Agreement shall be assignable or transferable by the Officer or be subject to attachment, execution or similar process, and no assignment, pledge, collateralization, attachment, execution or other encumbrance or disposition of or on the Officer's interest in or benefits under this Agreement shall be valid or recognized by the Company, and in the event of any attempt at any such disposition or process, the Company may immediately terminate this Agreement and it shall thereupon become null and void.

   14.   Notices.

   Any notices required or permitted hereunder shall be in writing and shall be deemed to be sufficiently given at the time when delivered personally or when mailed by certified or registered first class mail, postage prepaid, addressed to either party hereto as follows:

   If to the Company:

     Sensormatic Electronics Corporation
     500 Northwest 12th Avenue
     Deerfield Beach, Florida 33442
     Attention: Chief Executive Officer;

   If to the Officer:

     At his last known address, as indicated by the employment records of the Company;

or to such changed address as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

   15.   Governing Law.

   This Agreement shall be governed by the laws of the State of Florida.

   16.   Parties in Interest.

   This Agreement is solely between the Company and the Officer. However, this Agreement shall be binding upon and, to the extent expressly provided for herein, shall inure to the benefit of the designated recipient(s), beneficiaries, heirs, executors and administrators of the Officer and shall be binding upon and inure to the benefit of the successors and assigns of the Company.

   17.   Controlling Instrument.

   In the event of any inconsistency between any provision of this Agreement and the Plan or any description or summary of the Plan furnished to the Officer before or after the date of this Agreement, the applicable provisions of this Agreement shall control.

   18.   Change in Control.

   a. For the purposes of this Agreement, the term "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided, that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections
13d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities or (ii) during any period of 24 consecutive months, individuals (y) who at the beginning of such period constitute the Board of Directors or (z) whose election, appointment or nomination for election was approved prior to such election or appointment who were directors at the beginning of such two-year period (other than any directors who prior to the Change in Control were associated or affiliated with any person involved with any Change in Control), cease for any reason to constitute at least three-fourths of the Board of Directors of the Company.

   b. A Change in Control shall be deemed, for purposes of this Agreement, to be: (i) "non-approved" if (A) in connection with the consideration thereof by the Board of Directors, a majority of the Previous Members of the Board of Directors (as defined below), either before or after such Change in Control,
(x) votes to disapprove of such Change in Control, (y) votes to approve of such Change in Control, but as a consequence of the existence of a competing proposal for a Change in Control, or (z) otherwise expressly declares that such Change in Control is "non-approved", or (B) a majority of the Previous Members of the Board of Directors neither expressly approves nor disapproves of such Change in Control, or (ii) "approved" if in connection with the consideration thereof by the Board of Directors, a majority of the Previous Members of the Board of Directors, either before or after such Change in Control, (x) approves of such Change in Control (other than as a consequence of the existence of a competing proposal for a Change of Control) or (y) otherwise expressly declares that such Change in Control is "approved", notwithstanding clause (A) (y) of this paragraph "b". The majority of the Previous Members of the Board of Directors shall indicate its approval or disapproval of a Change in Control by a statement or statements in writing to such effect. For purposes of this Agreement, Previous Members of the Board of Directors shall mean members of the Board of Directors as of the date of a Change in Control who had been in office for a period of at least two year immediately prior to such Change in Control (other than directors who prior to such Change in Control were appointed or elected as directors as a consequence of their association or affiliation with any person (as defined above) effecting such Change in Control).

   In addition, notwithstanding any previous determination that a Change in Control was "approved", such Change in Control may subsequently be determined, in good faith, to be "non-approved" by a majority of the Previous Members of the Board of Directors who are then still in office with the Company or a corporate successor of the Company (or if fewer than two such Previous Members are still in office, then by a majority of the Previous Members of the Board of Directors, whether or not still in office) within the 36-month period immediately following such

Change in Control, if during such period there occur (1) actions of the Company detrimental to an employee constituting involuntary termination upon a subsequent termination of employment under agreements between the Company and certain officers, key executives and other key employees of the Company providing for benefits in the event of a Change in Control, (2) defaults by the Company under agreements such as are referred to in (1) above, (3) the involuntary termination (other than for cause or in the event of death or permanent disability) of the employment of a number of the officers of the Company who were officers immediately prior to such Change in Control exceeding 40% of the total number of such officers, or (4) the transfer (by sale, merger or otherwise) of all or substantially all the equity securities of the Company acquired by the person effecting such Change in Control, of all or substantially all the assets of the company, or of all or substantially all the equity securities of the Company's successor corporation, directly or indirectly, to a third party (other than a majority owned affiliate of such person). In the event of such a subsequent determination, the Officer shall be entitled to all benefits arising under this Agreement out of a "non-approved" Change in Control as if such Change in Control had been deemed "non-approved" initially. Any additional benefits arising out of such "non-approved" Change in Control which the Officer is entitled to receive through the date of such determination shall be paid or satisfied promptly by the Company. For purposes of this paragraph "b", the term "officers" shall not include individuals whose only office with the Company is Assistant Secretary or Assistant Treasurer.

   c. For the purposes of this Section 18, references to provisions of the Exchange Act and rules, regulations and schedules thereunder shall be to such provisions as they are in effect and interpreted as of March 1, 1994.

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       SENSORMATIC ELECTRONICS CORPORATION

(CORPORATE SEAL)


                                       By:
                                          ------------------------------
                                           Ronald G. Assaf
                                           Chairman of the Board & Chief
                                           Executive Officer



Attest:



By:
   ---------------------------
   (Secretary or Assistant
    Secretary)


Witnessed by:


- - --------------------------------------  -------------------------------
                                        (Officer's Signature)

                                   SCHEDULE A


   It is agreed as of this day of that in accordance with and subject to the term and conditions of the Senior Executive Defined Contribution Retirement Agreement (the "Agreement") between Sensormatic Electronics Corporation (the "Company"), and (the "Officer"), the amount of the Officer's annual Target Benefit (as defined in the Agreement) shall be $________ per annum.

                                           SENSORMATIC ELECTRONICS CORPORATION

(CORPORATE SEAL)


                                           By:
                                              -----------------------------
                                              Ronald G. Assaf
                                              Chairman of the Board & Chief
                                              Executive Officer


Attest:


By:
   -------------------------
   (Secretary or Assistant
    Secretary)



Witnessed by:




- - ---------------------------------    -------------------------------------
                                     (Officer's Signature)

                                   SCHEDULE B

DESIGNATION OF SENIOR EXECUTIVE DEFINED CONTRIBUTION
    RETIREMENT AGREEMENT DEATH BENEFIT RECIPIENT


   The undersigned, ____________________, hereby requests that Sensormatic Electronics Corporation (the "Company") (mark/change) its records to reflect __________________________ (1) as the designated recipient(s) of any death benefit payable pursuant to the Senior Executive Defined Contribution Retirement Agreement between the undersigned and the Company, in the event of the undersigned's death, and to make payments of such death benefit to the above designated recipient(s) as provided under the term Of such Agreement. The Company is instructed to retain the above designated recipient(s) until Such time is it receives a new "Designation of Senior Executive Defined Contribution Retirement Agreement Death Benefit Recipient" from the undersigned which makes a change.

- - ---------------------------------        ---------------------------------
(Date)                                   (Officer's Signature)


- - ---------------------------------

(1)  Sample Designations:

     1.  Jane Smith, wife, if living, otherwise to John Smith, son.
     2.  John Smith, son, and Mary Smith, daughter, equally, or to the survivor.
     3. Jane Smith, wife, if living, or otherwise to John Smith, son, and Mary Smith, daughter, equally, or to the survivor.
     4.  (Name of Recipient).
     5.  His estate.